Exhibit 10.2
Agreement Number#
SXC Health Solutions Corp.
STOCK OPTION AGREEMENT
THIS STOCK OPTION AGREEMENT dated the                       day of                      , 20
BETWEEN:
SXC Health Solutions Corp.,
a corporation incorporated under the laws of the Yukon Territory, Canada,
(hereinafter called the “Corporation”)

- and -
[Name]
(hereinafter called the “Optionee”),
as follows:
1)
Pursuant to the SXC Health Solutions Corp. Long-Term Incentive Plan, as amended from time to time (the “Plan”), the Corporation hereby grants to the Optionee on the date hereof (the “Grant Date”) the option (the “Option”) to purchase up to                      common shares (the “Common Shares”) of the authorized and unissued capital stock of the Corporation, as presently constituted, for cash, at a price of US$           per Common Share, upon the terms and conditions set out herein. The Option is not intended to qualify as an incentive stock option within the meaning of Section 422(b) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and the provisions hereof shall be construed consistent with that intent. Capitalized terms not defined herein shall have the meanings specified in the Plan.

a)
Date of Exercise. On the first, second, third and fourth anniversary of the Grant Date, the Option shall become exercisable with respect to twenty-five percent (25%) of the total number of Common Shares subject to the Option (computed in each case to the nearest full share) (the “Exercisable Portion”), and all or any part of the Common Shares as to which the Option shall have become exercisable may be purchased at any time, or from time to time, thereafter, until expiration or termination of the Option.

b)
Expiration of Option. The Option shall expire with respect to each Exercisable Portion, and all rights to purchase Common Shares comprising such Exercisable Portion hereunder shall cease and become null and void, at 5:00 o’clock p.m. (Chicago time) on the date which is seven years after the Grant Date (the “Expiration Date”) or upon the happening of certain events as hereinafter provided.

c)
Method of Exercise. The Option may only be exercised by the Optionee, or by the person or persons entitled to exercise the same pursuant to the provisions of subparagraph (f) below, on or prior to the Expiration Date, by: (i) the delivery to the Corporation at its head office of written notice of election to exercise the same, specifying the number of Common Shares with respect to which the Option is being exercised, and accompanied by payment in full of the purchase price of the Common Shares then purchased and any taxes required to be paid in connection with such exercise by way of cash or certified check in favor of the Corporation, or (ii) under the terms of the Corporation’s cashless exercise program, which is subject to change, specifying the number of Common Shares with respect to which the Option is being exercised and accompanied by payment in full of any taxes required to be paid in connection with such cashless exercise. Concurrently with its receipt of any such notice and payment, the Corporation shall issue the Common Shares purchased by the Optionee. The Corporation may at its election require that this Agreement be presented for appropriate endorsement upon any such exercise.

d)
Compliance with Applicable Law. THE GRANTING OF THE OPTION AND THE ISSUANCE OF COMMON SHARES UPON EXERCISE OF THE OPTION SHALL BE CARRIED OUT IN COMPLIANCE WITH APPLICABLE STATUTES AND WITH REGULATIONS OF GOVERNMENTAL AUTHORITIES AND APPLICABLE STOCK EXCHANGES AND SHALL BE CONDITIONAL UPON ALL NECESSARY APPROVALS BEING OBTAINED. IF THE FOREGOING CONDITION IS NOT SATISFIED, THIS AGREEMENT SHALL BE VOID AND OF NO FORCE OR EFFECT AS OF THE DATE OF EXECUTION AND THE CORPORATION AND THE OPTIONEE SHALL BE RELEASED FROM ANY AND ALL RIGHTS, BENEFITS, OBLIGATIONS AND LIABILITIES HEREUNDER OR ARISING HEREFROM. The Optionee hereby acknowledges and undertakes to comply, to the satisfaction of the Corporation and its counsel, with all applicable requirements of any stock exchange or exchanges upon which any securities of the Corporation may from time to time be listed and of any applicable securities regulatory authorities. Such requirements may include the placing of legends on share certificates restricting transfer of such Common Shares, the making of representations by the Optionee that he or she is acquiring such Common Shares for investment and not with a view to distribution, the filing of any required information or statements with the aforesaid authorities and the making of arrangements with the Optionee’s employer to withhold income taxes which may become payable under the Optionee’s exercise of the Option under this Agreement.

e)
Options Not Assignable. The Option shall not be transferable or assignable other than by will or by the laws of descent and distribution or pursuant to Section 12.5 of the Plan on a beneficiary designation form approved by the Corporation.

f)
Exercise in the Event of Death or Termination of Employment. Subject to the terms of any written employment agreement between the Corporation or any affiliate or subsidiary of the Corporation and the Optionee or, in the absence of any such agreement, to the following provisions of this subparagraph 1(f), the Option and all rights to purchase Common Shares pursuant hereto shall expire and terminate immediately upon the Optionee ceasing to be an employee, officer or director of, or ceasing to provide services to, the Corporation or an affiliate or subsidiary of the Corporation:

i)
Exercise Upon Death: If the Optionee shall die (A) while an employee, officer or director of or providing services to the Corporation, or of an affiliate or subsidiary of the Corporation, or (B) within thirty (30) days after termination of the Optionee’s employment, office or directorship with or service to the Corporation, or an affiliate or subsidiary of the Corporation, in accordance with clause (ii) or (iii) below, the Option may be exercised, to the extent that the Optionee shall have been entitled to do so at the date of death, by the person or persons to whom the Optionee’s rights under the Option pass by will or applicable law, or if no such person has such right, by the Optionee’s executors or administrators at any time, or from time to time, within twelve (12) months from the date when the Secretary of the Corporation shall have given notice of this clause to the executors or administrators of the Optionee following the Optionee’s death, but in no event later than the Expiration Date.

ii)
Exercise Upon Permanent Disability: If an Optionee’s (or, if the Optionee is a personal holding company controlled by, or a registered retirement savings plan established by, an officer, director, employee or service provider, then if such person’s) employment, office or directorship with or services to the Corporation, or an affiliate or subsidiary of the Corporation, shall terminate because of the Optionee’s permanent disability, the Optionee may exercise the Option, to the extent the Optionee may be entitled to at the date of the termination of the Optionee’s employment, office, directorship or services, at any time, or from time to time, within six (6) months of the effective date of the termination of the Optionee’s employment, office, directorship or services, but in no event later than the Expiration Date. For purposes of this Agreement, “permanent disability” shall mean the inability of the Optionee to substantially perform his or her duties for a continuous period of at least six months as determined by the Compensation Committee (the “Committee”) of the Board of Directors of the Corporation.

iii)
Exercise Upon Termination for Cause: If the Optionee’s (or, if the Optionee is a personal holding company controlled by, or a registered retirement savings plan established by, an officer, director, employee or service provider, then if such person’s) employment, office, directorship with or services to the Corporation, or an affiliate or subsidiary of the Corporation, shall be terminated for cause, the Optionee may exercise the Option, to the extent that the Optionee would be entitled to do so at the date of the termination of his or her employment, office, directorship or services, at any time or from time to time, within thirty (30) days of the date of termination of the Optionee’s employment, office, directorship or services, but in no event later than the Expiration Date.

For purposes of this Agreement, “cause” shall have the meaning ascribed thereto in any written employment agreement between the Corporation or any affiliate or subsidiary of the Corporation and the Optionee and, in the absence of any such agreement, shall mean the willful and continued failure to substantially perform the duties assigned by the Corporation (other than a failure resulting from the Optionee’s disability), the willful engaging in conduct which is demonstrably injurious to the Corporation or any affiliate or subsidiary of the Corporation, monetarily or otherwise, including conduct that, in the reasonable judgment of the Corporation, no longer conforms to the standard of the Corporation’s executives or employees, any act of dishonesty, commission of a felony, or a significant violation of any statutory or common law duty of loyalty to the Corporation.

iv)
Exercise Upon Other Terminations: If the Optionee’s (or, if the Optionee is a personal holding company controlled by, or a registered retirement savings plan established by, an officer, director, employee or service provider, then if such person’s) employment, office or directorship with or services to the Corporation, or an affiliate or subsidiary of the Corporation, shall terminate for any reason other than for cause or upon the Optionee’s death or permanent disability, the Optionee may exercise the Option, to the extent that the Optionee may be entitled to do so at the date of the termination of the Optionee’s employment, office, directorship or services, at any time or from time to time, within ninety (90) days of the date of termination of the Optionee’s employment, office, directorship or services; but in no event later than the Expiration Date.

g)
Required Approvals. If at any time, the Committee shall determine, in its discretion, that the registration, qualification or other approval of or in connection with the Plan or the Common Shares covered thereby is necessary or desirable under any provincial, state, or federal law, then the Option may not be exercised, in whole or in part, unless and until such registration, qualification or approval shall have been obtained, free of any condition not acceptable to the Committee of the Corporation. The Optionee shall, to the extent applicable, cooperate with the Corporation in relation thereto and shall have no claim or cause of action against the Corporation or any of its officers, directors or shareholders as the result of any failure by the Corporation to take any steps to obtain any such registration, qualification or approval.

h)
Adjustment to Number of Shares. Subject to any rules under Section 409A of the Code required to be applied to an Option in order for the Option to not constitute nonqualified deferred compensation under such Section, and subject to any required approvals of applicable regulatory authorities and stock exchanges, and in accordance with Section 12.4 of the Plan, in the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend) or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to the Option as the Committee, in its sole discretion and in accordance with Section 409A of the Code, deems equitable or appropriate, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Optionee, in the number, class, kind and option or exercise price of securities subject to outstanding Options granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Common Shares subject to any Option shall always be a whole number.

i)
No Rights as Shareholder. The Optionee shall not have any rights as a shareholder with respect to any Common Shares subject to the Option prior to the date of issuance to the Optionee of such Common Shares.

2)
Option and Employment. Nothing in this Agreement shall confer upon the Optionee any right with respect to continuance of employment or as an officer or director with or service provider to the Corporation, or any affiliate or subsidiary of the Corporation, nor shall it interfere in any way with the right of the Corporation, or any affiliate or subsidiary of the Corporation, by which the Optionee is employed or of which the Optionee is a director or service provider to terminate the Optionee’s employment or directorship or services at any time in accordance with applicable law.

3)	Effect of Change in Control.
a)	In the event of a Change in Control (as defined in Appendix A), notwithstanding the provisions of subsection 1(a) of this Agreement, the Option shall immediately become exercisable in full.
b)
In the event of a Change in Control pursuant to paragraph (1) or (2) of Appendix A, the Board of Directors (as constituted prior to such Change in Control) may, in its discretion (subject to existing contractual arrangements), require that the Option, in whole or in part, be surrendered to the Corporation by the Optionee and be immediately cancelled by the Corporation, and provide for the Optionee to receive a cash payment from the Corporation in an amount equal to the number of Common Shares subject to the Option immediately prior to such cancellation (but after giving effect to any adjustment pursuant to Section 6(b) of the Plan in respect of any transaction that gives rise to such Change in Control), multiplied by the excess, if any, of (i) the greater of (A) the highest per share price offered to holders of common stock in any transaction whereby the Change in Control takes place and (B) the Fair Market Value of a Common Share on the date on which such Change of Control occurs over (ii) the exercise price.

c)
In the event of a Change in Control pursuant to paragraph (3) or (4) of Appendix A, the Board of Directors (as constituted prior to such Change in Control) may, in its discretion (subject to existing contractual arrangements):

(i)
require that shares of stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the Common Shares subject to the Option, with an appropriate and equitable adjustment to the exercise price of such Option, as determined by the Board of Directors, such adjustment to be made without an increase in the aggregate purchase price; and/or

(ii)
require the Option, in whole or in part, to be surrendered to the Corporation by the Optionee, and to be immediately cancelled by the Corporation, and provide for the Optionee to receive (a) a cash payment in an amount not less than the amount determined by multiplying the number of Common Shares subject to the Option immediately prior to such cancellation (but after giving effect to any adjustment pursuant to Section 6(b) of the Plan in respect of any transaction that gives rise to such Change in Control), by the excess, if any, of the highest per share price offered to holders of common stock in any transaction whereby the Change in Control takes place over the exercise price, (b) shares of stock of the corporation resulting from such Change in Control, or a parent corporation thereof, having a Fair Market Value not less than the amount determined under clause (a) above or (c) a combination of a payment of cash pursuant to clause (a) above and the issuance of shares pursuant to clause (b) above.

4)
Plan Incorporated into Agreement. The Optionee acknowledges receipt of a copy of the Plan, the terms of which are incorporated into this Agreement by reference. In the event of any conflict between the terms of the Plan and this Agreement, the terms of the Plan shall prevail.

5)
General. Time shall be of the essence hereof. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns, as the case may be. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

DATED as of the date first above written.
SXC HEALTH SOLUTIONS CORP.

	)	By:
	)	Name:
Title:

)

Witness	)	Signature of Optionee
) ) )

Type or print name of Optionee
Plan Coordinator
Stacey Martinez
Director of Finance & Corporate Controller
2441 Warrenville Road Suite 610

Lisle, IL 60532-3642
Telephone: 630-577-4644
E-mail: stacey.martinez@sxc.com
Chief Financial Officer
Jeff Park
2441 Warrenville Road Suite 610
Lisle, IL 60532-3642
Facsimile: 630-328-2190

Appendix A to SXC Health Solutions Corp.
Stock Option Agreement for Employees
For purposes of this Agreement “Change in Control” shall mean:
(1) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 50% of either (i) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Corporation (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities unless such outstanding convertible or exchangeable securities were acquired directly from the Corporation), (B) any acquisition by the Corporation, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Corporation, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (3) of this Appendix A shall be satisfied; and provided further that, for purposes of clause (B), if any Person (other than the Corporation or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation) shall become the beneficial owner of more than 50% of the Outstanding Corporation Common Stock or more than 50% of the Outstanding Corporation Voting Securities by reason of an acquisition by the Corporation and such Person shall, after such acquisition by the Corporation, become the beneficial owner of any additional shares of the Outstanding Corporation Common Stock or any additional Outstanding Corporation Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;
(2) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Corporation subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Corporation as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

(3) consummation of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) 50% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and 50% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (other than the Corporation, any employee benefit plan (or related trust) sponsored or maintained by the Corporation or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Corporation) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, more than 50% of the Outstanding Corporation Common Stock or the Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of common stock of such corporation or more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or
(4) consummation of (i) a plan of complete liquidation or dissolution of the Corporation or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation other than to a corporation with respect to which, immediately after such sale or other disposition, (A) 50% or more of the then outstanding shares of common stock thereof and 50% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities, as the case may be, (B) no Person (other than the Corporation, any employee benefit plan (or related trust) sponsored or maintained by the Corporation or such corporation (or any corporation controlled by the Corporation) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, more than 50% of the Outstanding Corporation Common Stock or the Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of common stock thereof or more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.